Exhibit 99.1

Seadrill Extends Share Repurchase Program

June 22, 2026

HAMILTON, Bermuda—(BUSINESS WIRE)— Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) today announced that it has extended its share repurchase program, as part of its ongoing commitment to deliver shareholder returns. As previously announced, the Company’s Board of Directors (the “Board”) authorized a $500 million share repurchase program that would terminate on June 25, 2026 (as extended, the “Repurchase Program”). As of June 19, 2026, approximately $208 million of the $500 million authorized amount remained available under the Repurchase Program. On June 22, 2026, the Board authorized an extension of the Repurchase Program to run through December 31, 2026.

While the Repurchase Program has a fixed expiration, it may be modified, suspended or discontinued at any time. Shares may be repurchased at any time and from time to time under the program in open market purchases, privately negotiated purchases, block trades, tender offers, accelerated share repurchase transactions or other derivative transactions, through the purchase of call options or the sale of put options, or otherwise, or by any combination of the foregoing. The Company is under no obligation to purchase any shares in respect of the Repurchase Program. The manner, timing, pricing and amount of any repurchases may be based upon a number of factors, including market conditions, the Company’s financial position and capital requirements, financial conditions, competing uses for cash, statutory solvency requirements, the restrictions in the Company’s debt agreements and other factors.

About Seadrill

Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies. For further information, visit www.seadrill.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the timing and amount of repurchases of the Company’s common shares under its repurchase program, if any, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms “assumes”, “projects”, “forecasts”, “estimates”, “expects”, “anticipates”, “believes”, “plans”, “intends”, “may”, “might”, “will”, “would”, “can”, “could”, “should” or, in each case, their negative, or other variations or comparable terminology. These statements are based on management’s current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026, offshore drilling market conditions, including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys and upgrades and regulatory work for the drilling units in the Company’s fleet, the performance of the drilling units in the Company’s fleet, delay in payment or disputes with customers, the Company’s ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, United States (“U.S.”) trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company’s fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East (including the current conflict in Iran), and any related sanctions, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate-change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC.

The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our ability to control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

Kevin Smith

Vice President – Corporate Finance and Investor Relations

ir@seadrill.com

Source: Seadrill Limited

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